Exhibit 99.1

Capital One Financial Corporation
Monthly Charge-off and Delinquency Statistics
As of and for the month ended August 31, 2010
(dollars in millions)

Domestic Card Metrics	August 2010
Net Principal Charge-Offs	$368
Average Loans Held for Investment	$53,875
Annualized Net Charge-Off Rate	8.19%
30 Days + Delinquencies	$2,458
Period-end Loans Held for Investment	$53,913
30 Days + Delinquency Rate	4.56%

Auto Finance Metrics
Net Principal Charge-Offs	$40
Average Loans Held for Investment	$17,384
Annualized Net Charge-Off Rate	2.75%
30 Days + Delinquencies	$1,403
Period-end Loans Held for Investment	$17,462
30 Days + Delinquency Rate	8.04%

International Card Metrics
Net Principal Charge-Offs	$48
Average Loans Held for Investment	$7,499
Annualized Net Charge-Off Rate	7.62%
30 Days + Delinquencies	$426
Period-end Loans Held for Investment	$7,326
30 Days + Delinquency Rate	5.82%

Net Charge-Off Rate

Average Loans Held for Investment used in the calculation of the Annualized Net Charge-Off Rate includes an estimate of the uncollectible portion of finance charge and fee receivables. We recognize earned finance charges and fee income on open ended loans according to the contractual provisions of the credit arrangements. When we do not expect full payment of finance charges and fees, we do not accrue the estimated uncollectible portion as income. The estimated uncollectible portion of finance charges and fees is adjusted quarterly.